Exhibit 99.1

October 27, 2014

Dennis Sheehan

4579 Echo Springs Circle

El Dorado Hills, CA 95762

Re: Your Position with Immersion

Dear Dennis:

This letter is to confirm that your new role with Immersion is Vice President, Marketing effective immediately. In this role you will continue to report to me and your annual base salary will remain $260,074.88. Your target incentive under the Executive Incentive Plan will be 50% effective immediately.

Dennis, I believe with this reorganization and you assuming your new role Immersion will be well positioned for success and I look forward to working with you in your new role.

Sincerely,

/s/ Victor Viegas

Victor Viegas

President and CEO

Immersion

Cc: Personnel File